Exhibit 99.1

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated January 31, 2017 to the Board of Directors of ONEOK, Inc. (the “Company”) included in Annex B to the joint proxy statement/prospectus, which forms part of Amendment No. 1 to the registration statement on Form S-4 (the “Registration Statement”), relating to the proposed merger of the Company and ONEOK Partners, L.P., and (ii) the references to such opinion in such joint proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC

By:	/s/ Andrew Castaldo
Name: Title:	Andrew Castaldo Managing Director

April 21, 2017